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                                                                    EXHIBIT 23.2

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in this Form 10-K of our reports for the year ended December 31, 1998, that were utilized in aggregate as a basis for Ocean Energy Inc.'s Form 10-K and to all references to our Firm included in this Form 10-K.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                    By: /s/ DANNY D. SIMMONS
                                        -----------------------------
                                        Danny D. Simmons
                                        Senior Vice President

Houston, Texas
February 15, 1999